EXHIBIT 21.1

SUBSIDIARIES

Entity Name	Jurisdiction of Incorporation or Formation

1100 Compton, LLC	Delaware
ABC Agency Network, Inc.	Louisiana
ABC Agency Network of Texas	Texas
Adirondack AIF, LLC	Delaware
Agent Alliance Insurance Company	Alabama
AIBD Insurance Company IC	Delaware
Alliance of Professional Service Organizations, LLC	Delaware
Allied Producers Reinsurance Company, Ltd	Bermuda
American Auto Insurance Agency, Inc.	Louisiana
American Capital Acquisition Investments S.A.	Luxembourg
America’s Health Care/RX Plan Agency, Inc.	Delaware
Association of Independent Beverage Distributors, LLC	Delaware
Assigned Risk Solutions Ltd.	New Jersey
Care Financial of Texas, LLC	Texas
Clearside General Insurance Services, LLC	California
Distributor Innovations and Benefit Savings Solutions, LLC	Delaware
Distributors Insurance Company PCC	Delaware
Euro Accident Health and Care Insurance Aktiebolag	Sweden
GM Motor Club, Inc.	North Carolina
Healthcare Solutions Team, LLC	Illinois
Imperial Fire and Casualty Insurance Company	Louisiana
Imperial General Agency of Texas, Inc.	Texas
Imperial Insurance Managers, LLC	Texas
Imperial Marketing Corporation	Louisiana
Integon Casualty Insurance Company	North Carolina
Integon General Insurance Corporation	North Carolina
Integon Indemnity Corporation	North Carolina
Integon National Insurance Company	North Carolina
Integon Preferred Insurance Company	North Carolina
Integrity Underwriters, Inc.	Louisiana
John Alden Financial Corp.	Delaware
Louisiana General Agency, Inc.	Louisiana
Mortgage & Auto Solutions, Inc.	Texas
MIC General Insurance Corporation	Michigan
National Automotive Insurance Company	Louisiana
National General Alpha Re	Luxembourg
National General Assurance Company	Missouri
National General Beta Re	Luxembourg
National General Holdings BM, Ltd	Bermuda
National General Holdings Luxembourg, s.a.r.l.	Luxembourg
National General Insurance Company	Missouri

Entity Name	Jurisdiction of Incorporation or Formation

National General Insurance Luxembourg, S.A	Luxembourg
National General Insurance Management Ltd	Bermuda
National General Insurance Marketing, Inc.	Missouri
National General Insurance Online, Inc.	Missouri
National General Lender Services, Inc.	Delaware
National General Life Insurance Europe, S.A.	Luxembourg
National General Lux RE I S.A.	Luxembourg
National General Management Corp.	Delaware
National General Re, Ltd	Bermuda
National General Reinsurance Broker, Ltd	Bermuda
National Health Insurance Company	Texas
New Jersey Skylands Management, LLC	Delaware
New South Insurance Company	North Carolina
Newport Management Corporation	California
NGLS Insurance Services, Inc.	California
North Star Marketing Corporation	Ohio
NSM Sales Corporation	Nevada
Personal Express Insurance Company	California
Personal Express Insurance Services, Inc.	California
Professional Services Captive Corporation IC	Delaware
RAC Insurance Partners, LLC	Florida
Red Partners Operating Solutions, LLC	Delaware
Reliant Financial Group, LLC	Oregon
Seattle Specialty Insurance Services, Inc.	Washington
The Association Benefits Solution, LLC	Delaware
Velapoint, LLC	Washington